SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 3, 2017

NORTECH SYSTEMS INCORPORATED

(Exact name of registrant as specified in charter)

Minnesota	0-13257	41-16810894
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

7550 Meridian Circle N, Maple Grove, MN 55369

(Address of principal executive offices)

(952) 345-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.

On May 3, 2017, Nortech Systems Incorporated (the “Company”) held its annual meeting of shareholders in Maple Grove, Minnesota.  The items voted on at the meeting and the results of such voting are set forth below:

(1)                                 The shareholders elected eight directors to serve as members of the Company’s Board of Directors for one-year terms and until their successors are elected and qualified.  The shareholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld
Kathleen P. Iverson	1,731,323	53,435
Michael J. Kennedy	1,729,512	55,246
David B. Kunin	1,731,112	53,646
Kenneth D. Larson	1,728,531	56,227
Ryan P. McManus	1,729,440	55,318
William V. Murray	1,729,510	55,248
Richard W. Perkins	1,730,757	54,001
Richard G. Wasielewski	1,727,225	57,533

(2)                                 The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s proxy statement.  There were 1,660,145 votes cast for the proposal; 121,695 votes cast against the proposal; 2,918 votes abstained; and there were 606,851 broker non-votes.

(3)                                 The shareholders approved Company’s 2017 Stock Incentive Plan.  There were 1,654,718 votes cast for the proposal; 122,861votes cast against the proposal; 7,179 votes abstained; and there were 606,851 broker non-votes.

(4)                                 The shareholders ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.  There were 2,369,189 votes cast for the proposal; 16,094 votes cast against the proposal; and 6,326 votes abstained; and there were no broker non-votes.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2017

Nortech Systems Incorporated
(Registrant)

/s/ Richard G. Wasielewski
Richard G. Wasielewski, CEO